(205) 930-5133

                                     May 17, 1994



          Bruno's, Inc.
          P.O. Box 2486
          Birmingham, AL  35201

          Dear Sirs:

               We have examined the corporate records and proceedings of Bruno's, Inc., an Alabama corporation (hereinafter referred to as the "Company"), with respect to:

               1.   The organization of the Company; and

               2. The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, the form, and the validity of all of the authorized stock of the Company.

               3. The Company's Employee Incentive Stock Option Plan (the "Plan") and all corporate action taken in connection with the creation of the Plan.

               Based upon such examination, we are of the opinion:

               (a) That Bruno's, Inc. is duly organized and validly existing and in good standing under the laws of the State of Alabama;

               (b) That the Company is authorized to have outstanding 200,000,000 shares of common stock at the par value of $.01 per share of which 78,090,441 shares have been issued and are presently outstanding;

               (c) That the Company has taken all necessary and required corporate proceedings in connection with the creation of its


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          presently authorized  stock, and  that  all of  the stock  issued under the Plan upon the exercise of options will, when sold, be validly issued, fully paid, and non-assessable.

               We hereby consent to the filing of this opinion as Exhibit 5 to Form S-8, the Registration Statement, under the Securities Act of 1933 for Bruno's, Inc. Employee Incentive Stock Option Plan.

                                             Sincerely,

                                             /s/ Richard Cohn

                                             Richard Cohn
                                             FOR THE FIRM

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